Exhibit 99.1

GMXR

FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT

Alan Van Horn

Manager, Investor Relations

405.254.5839

GMX Resources Inc. To Present at the 2011 Enercom Oil and Services Conference

Oklahoma City, Oklahoma, Tuesday, February 15, 2011 GMX RESOURCES INC., NYSE: ‘GMXR’; today announces that members of the Company’s management team will be presenting at the 2011 Enercom Oil and Services Conference at the Omni San Francisco Hotel located at 500 California Street San Francisco, CA on Tuesday February 22, 2011 at 10:55 PST. A copy of our corporate presentation will be available on the Company’s website beginning Monday, February 21, 2011 at www.gmxresources.com. Details regarding the conference are as follows:

Date & Time: Tuesday, February 22, 2011 at 10:55 AM Pacific Standard Time

Presenter: Michael J. Rohleder – President

Address for Audio Webcast & Replay:

http://www.investorcalendar.com/CEPage.asp?ID=163293; or www.gmxresources.com

Venue: Omni San Francisco Hotel 500 California Street San Francisco, CA

GMXR is a Resource Play Rich E&P Company with new 2011 development acreage in Two Oil Resources in the Williston Basin (North Dakota / Montana) and the DJ Basin (Wyoming), targeting the Bakken/Sanish-Three Forks and Niobrara Formations, respectively. Our Natural Gas Resource is the Haynesville/Bossier Formation in the East Texas Basin, in which the vast majority of our acreage is contiguous, and held by production. The Company believes multiple productive layers within these Oil and Natural Gas resources in the USA provide us with the flexibility to allocate capital across commodities and basins, and achieve the highest risk adjusted rate of return on our portfolio of resource plays. Further, the Oil and Natural Gas resources provide a robust inventory of high probability, repeatable, organic growth opportunities. The properties containing 81 & 262 net long lateral horizontal locations (on 1,280 & 640 acre units) in the Bakken and Niobrara respectively, and 261 net Haynesville/Bossier horizontal locations, and over 100 net Cotton Valley Sand horizontal locations; an 18 year inventory of development utilizing three continuous rigs. Visit www.gmxresources.com for more information on the Company.

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the Company’s financing plans and objectives, drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the Company’s properties and potential reserve and production levels. These statements are based on certain assumptions and analysis made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the Company’s properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks relating to the Company’s ability to obtain financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the Company. Reference is made to the Company’s reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.